Exhibit 10.15

Confidential

AGREEMENT AND MUTUAL GENERAL RELEASE

This confidential Agreement and Mutual General Release (“Agreement”) is entered into by and between Under Armour, Inc. (the “Company”) and Mark Dowley (“Executive”), each a “Party” and collectively the “Parties,” to resolve any and all disputes concerning Executive’s services for and relationship with the Company both presently as an employee and previously as an independent consultant, and Executive’s separation from employment on close of business on May 1, 2011 (“Separation Date”). The Effective Date of this Agreement is the eighth day after Executive signs it, on the condition that Executive does not revoke it, as described below. Accordingly, in exchange for the consideration and mutual promises set forth herein, the parties do hereby agree as follows:

1. Separation Date and Consideration. The Company and Executive hereby agree that Executive’s employment will end on the Separation Date. The Parties agree that they shall, for the purposes of this Agreement, treat the Separation Date as the date on which Executive voluntarily resigned Executive’s employment with the Company. On the Separation Date (and not prior to that date) the Parties agree to sign the Mutual General Release Agreement attached as Attachment A. The parties acknowledge that the Mutual General Release Agreement provides the Parties with a release for any claims or actions that may arise between the Effective Date of this Agreement and the Executive’s Separation Date. On the eighth day after Executive executes the Mutual General Release Agreement attached as Attachment A, provided that Executive does not revoke this Agreement under paragraph 5(e) and does not revoke the General Release Agreement attached as Attachment A, and in consideration of Executive’s release of any and all claims Executive might have against the Company, including employment-related claims under his unsigned letter of January 3, 2011 captioned as Offer of Employment with Under Armour, Inc. (“Offer Letter”) and unsigned Employee Confidentiality, Non-Competition, and Non-Solicitation Agreement (“Confidentiality Agreement”), the Company agrees to (a) pay Executive a lump sum of $250,000 within fifteen (15) days of the Separation Date “(“Settlement Fee”); and (b) enter into and perform the attached Marketing Services Consulting Agreement which is incorporated into this Agreement as set forth in Attachment B.

2. Additional Payments or Benefits. The Parties acknowledge and agree that Executive will receive no additional payments or benefits other than as set forth herein or as required by law, but Executive will receive, in addition to paragraph 1, the following:

a) Executive shall be reimbursed for all reasonable business expenses that are consistent with Company policy, supported by proper written documentation and incurred by Executive on behalf of or in connection with his services to the Company from December 2010 to the present provided that Executive submits such reimbursement request and supporting documentation to the Company no later than the Separation Date. The Company shall pay such reimbursements within ten (10) days of receipt, and shall provide an accounting of all reimbursement requests submitted and whether and when paid.

b) Executive shall retain all rights to indemnity for any acts undertaken on behalf of the Company, which rights shall be unaffected in any way by this Agreement.

c) Executive’s legal expenses for Fenwick & West, LLP through the last invoice submitted to the Company covering services through February, 2011, shall be paid in full.

3. Release. In exchange for the promises herein which each Party acknowledges as good and valuable consideration, and except as provided in paragraphs 2 and 4 and except with respect to the obligations under this Agreement, including Executive’s obligations with respect to confidentiality as set forth in Section 12, each Party releases and discharges the other Party, and its past, present and future parents, divisions, subsidiaries, and affiliates, predecessors, successors and assigns, and their past, present, and future officers, directors, members, partners, attorneys, employees, independent contractors, agents, clients, employers, attorneys and representatives (“Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, or administrative, against the Released Parties which each Party may have had, now has, or may have, by reason of any matter or services provided to the Company in any capacity from the beginning of time up to the Effective Date of this Agreement, including matters concerning Executive’s Offer Letter, Confidentiality Agreement, employment and the ending of his employment on the Separation Date Those claims and causes of action from which Executive releases the Released Parties include, but are not limited to, any known or unknown claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (including the Older Worker Benefit Protection Act), as amended, the Americans With Disabilities Act, as amended, the Family and Medical Leave Act, as amended, The Employee Retirement Income Security Act, as amended, the Equal Pay Act, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Article 49B of the Maryland Code, as amended, and any other employee-protective law of any jurisdiction that may apply, and/or any claim for attorneys’ fees or costs, whether presently accrued, accruing to, or to accrue to Executive on account of, arising out of, or in any way connected with any acts or activities by Executive or the Released Parties arising up to the Effective Date of this Agreement. Each party expressly acknowledges that no claim or cause of action against the Released Parties from the beginning of time to the Effective Date of this Agreement (other than as provided in paragraphs 2 and 4) shall be deemed to be outside the scope of this Agreement whether mentioned herein or not.

4. Rights and Claims Preserved. Nothing in this Agreement prevents Executive from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) or from cooperating with the EEOC; however, Executive understands and agrees that Executive shall not accept, and shall not be entitled to retain, any compensation or other relief recovered by the EEOC on Executive’s behalf as a result of such charge with respect to any matter covered by this Agreement. Nothing in this Agreement prevents Executive from filing a lawsuit challenging the validity of Executive’s waiver of federal age discrimination claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

5. OWBPA. The release in paragraph 3 of this Agreement includes a waiver of claims against the Released Parties under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”). Therefore, pursuant to the requirements of the ADEA and the OWBPA, Executive specifically acknowledges the following:

(a) that Executive is and has been advised to consult with an attorney of Executive’s choosing concerning the legal significance of this Agreement;

(b) that this Agreement is written in a manner Executive understands;

(c) that the consideration set forth in paragraph 1 of the Agreement is adequate and sufficient for Executive to enter into this Agreement and consists of benefits to which the Company contends Executive is not otherwise entitled;

(d) that Executive has been afforded twenty-one (21) days to consider this Agreement before signing it (although Executive may sign it at any time prior to those 21 days) and that any changes to this Agreement subsequently agreed upon by the parties, whether material or immaterial, do not restart this period for consideration; and

(e) that Executive has been advised that during the seven (7) day period after Executive signs the Agreement, Executive may revoke his acceptance of this Agreement by delivering written notice to Cynthia Raposo, VP, Legal, and that this Agreement shall not become effective or enforceable until after the revocation period has expired.

6. No Admission of Wrongdoing and Non-Disclosure. Neither the Company nor Executive admit any wrongdoing of any kind, and both agree that neither they nor anyone acting on their behalf will disclose this Agreement, or its terms and conditions, except that the parties may make disclosures required by legal process and may disclose this Agreement to their attorneys, accountants and/or financial advisors as necessary to prepare tax returns or other filings required by law.

7. Non-Disparagement. Executive agrees that he will not disparage any of the Company or its executive officers or board members or make or publish any communication that reflects adversely upon any of them. The Company agrees that its executive officers and board members shall not disparage Executive or make or publish any communication that reflects adversely upon Executive.

8. No Filing of Claims. Executive represents that Executive has not filed, and to the maximum extent permitted by law and except as provided in paragraph 4, agrees that Executive will not file, any charge, complaint, lawsuit or claim (collectively, “Claim”) with any administrative agency, federal, state or local court (collectively, “Agency”) related in any way to Executive’s relationship with the Company, either as an employee or through his prior consulting relationship, or the separation of Executive’s employment with the Company. Executive further agrees that he will not accept, and will not be entitled to retain, any judgment, award, settlement or other payment or other relief resulting from, or related to, any Claim filed with any Agency related in any way to Executive’s relationship with the Company, including the termination of Executive’s employment with the Company.

9. No Adverse Action. Except as provided in paragraphs 4 and 6, and/or unless required to do so by court order or subpoena or in a direct dispute between the Parties, each party agrees that he will not (i) voluntarily make statements, take action, or give testimony adverse or detrimental to the interests of the other Party; or (ii) aid or assist in any manner the efforts of any third party to sue or prosecute a claim against the other Party. Should Executive ever be required to give testimony concerning any matter related to Executive’s relationship with the Company, either as an employee or through his prior consulting relationship, Executive agrees that Executive will provide written notice of such compulsory process to Cynthia Raposo, VP, Legal, within two (2) business days of its receipt so that the Company may take appropriate measures to quash or otherwise defend its interests and the Company agrees to pay the cost of counsel, if any, reasonably required to advise or represent Executive through December 31, 2011.

10. No-Reemployment. Executive agrees that he will not seek reemployment with the Company or any current or future parent, subsidiary, joint venture, successor, assignee or otherwise affiliated business or other entity of the Company, except at the request of the Company.

11. Return of Company Property. Executive agrees that, by the Separation Date Executive will return all property belonging to the Company, including, but not limited to, corporate credit cards; keys and access cards; documents; tapes; cell phones; computers, laptops, BlackBerry and other computer equipment and software; and any and all confidential and proprietary information. Executive’s access to the Company’s property and facilities will end immediately upon the Separation Date. Executive will submit all requests for Company reimbursements as described in paragraph 2.

12. Non-Disclosure of Confidential Information. Executive acknowledges and agrees that, with respect to his employment by the Company, Executive remains bound by Executive’s continuing obligations to the Company with respect to confidentiality and other matters as set forth in the Employee Confidentiality Agreement with the Company dated February 1, 2011 (the “Confidentiality Agreement”), which is incorporated into this Agreement as set forth in Attachment C.

13. Cooperation with the Company after Separation. Executive agrees that after the Separation Date, the Executive shall provide such assistance to the Company as it may reasonably request upon reasonable advance notice in regard to business and transition matters, including any pending litigation or other legal matters in which Executive may be involved currently or in which Executive may be involved in the future as a result of or arising out of his employment with Company, including the review and execution of such truthful affidavits or written statements as may be prepared by Company. Company shall reimburse Executive for Executive’s reasonable out-of-pocket expenses, including attorney’s fees, incurred in connection with any such assistance provided such expenses are approved by Company in writing before they are incurred.

14. Attorneys Fees and Jury Waiver. The prevailing party in any action seeking to enforce this Agreement, including Exhibit A hereto (except for a lawsuit covered by paragraph 4 of this Agreement), will have all its costs and attorneys’ fees paid by the party found to have breached. Executive and the Company hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

15. Certification of Understanding and Competence. Executive acknowledges and agrees that: (a) Executive has read this Agreement in its entirety; (b) Executive is competent to understand, and does understand, the content and effect of this Agreement; (c) by entering into this Agreement, Executive is releasing forever the Released Parties from any claim or liability (including claims for attorney’s fees and costs) arising from Executive’s relationship with the Company; (d) Executive is entering into this Agreement of Executive’s own free will in exchange for the good consideration herein; and (e) neither the Company nor the Released

Parties have made any representations to Executive concerning the terms or effect of this Agreement, other than those contained in the Agreement.

16. No Other Understandings. This Agreement, consisting of four (4) pages and Attachments A and B constitutes the entire Agreement between the parties, and is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may be amended only by a written agreement signed by the Company and Executive.

17. Headings. The headings in this Agreement are for convenience only and are not to be considered a construction of the provisions hereof.

18. Severability and Governing Law. If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be interpreted, enforced and governed by the laws of the State of Maryland.

Dated:	April 8, 2011	/s/ Mark Dowley
Mark Dowley
Executive

Dated:	April 8, 2011	/s/ John P. Stanton
John P. Stanton
VP, Corporate Governance & Compliance
Under Armour, Inc.

ATTACHMENT A

THIS EXHIBIT MAY NOT BE SIGNED UNTIL

EXECUTIVE’S DATE OF SEPARATION

General Release Agreement

This General Release Agreement (“Agreement”) is entered into by and between Under Armour, Inc. (“Company”) and Mark Dowley (“Executive”), each a “Party” and collectively the “Parties”, to resolve any and all disputes concerning Executive’s services for and relationship with the Company both presently as an employee and previously as an independent consultant, and Executive’s separation from employment, as described herein. Accordingly, in exchange for the consideration and mutual promises set forth herein, the parties agree as follows:

1. The Parties acknowledge that Executive’s employment has ended. The Parties previously entered into a confidential Agreement and Mutual General Release (“Prior Release Agreement”) that provides for certain separation benefits to be made available to Executive after the date on which Executive’s employment with the Company ends, on the condition that Executive complies with Executive’s obligations under the Prior Release Agreement and enters into this Agreement and does not revoke it. The parties agree that the Effective Date of this Agreement is the eighth day after Executive signs it, on the condition that it is not revoked by Executive as described below.

2. In exchange for the release and other commitments made in this Agreement, the Company agrees to provide Executive with the consideration that is described in the Prior Release Agreement, subject to the terms and conditions of the Prior Release Agreement. Executive acknowledges and agrees that Executive will receive no additional payments or benefits other than as set forth in that agreement, or as required by law.

3. In exchange for the commitments and promises as described in the Prior Release Agreement, which each Party acknowledges as good and valuable consideration, and except as provided in paragraph 4 and except with respect to the obligations under this Agreement and the Prior Release Agreement, including Executive’s obligations with respect to confidentiality as set forth in Section 12 of the Prior Release Agreement, each Party releases and discharges the other Party, and its past, present and future parents, divisions, subsidiaries, and affiliates, predecessors, successors and assigns, and their past, present, and future officers, directors, members, partners, attorneys, employees, independent contractors, agents, clients, employers, attorneys and representatives (“Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, or administrative, against the Released Parties which each Party may have had, now has, or may have, by reason of any matter or services provided to the Company in any capacity from the beginning of time up to the Effective Date of this Agreement, including matters concerning Executive’s Offer Letter, Confidentiality Agreement, employment and the ending of his employment on the Separation Date Those claims and causes of action from which Executive releases the Released Parties include, but are not limited to, any known or unknown claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (including the Older Worker Benefit Protection Act), as amended, the Americans With Disabilities Act, as amended, the Family and Medical Leave Act, as amended, The Executive Retirement Income Security Act, as amended, the Equal Pay Act, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Article 49B of the Maryland Code, as amended, and any other employee-protective law of any jurisdiction that may apply, and/or any claim for attorneys’ fees or costs, whether presently accrued, accruing to, or to accrue to Executive on account of, arising out of, or in any way connected with any acts or activities by Executive or the Released Parties arising up to the Effective Date of this Agreement. Each Party expressly acknowledges that no claim or cause of action against the Released Parties from the beginning of time to the Effective Date of this Agreement (other than as provided in paragraphs 2 and 4) shall be deemed to be outside the scope of this Agreement whether mentioned herein or not.

4. Nothing in this Agreement prevents Executive from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) or from cooperating with the EEOC; however, Executive understands and agrees that Executive shall not accept, and shall not be entitled to retain, any compensation or other relief recovered by the EEOC on Executive’s behalf as a result of such charge with respect to any matter covered by this Agreement. Nothing in this Agreement prevents Executive from filing a lawsuit challenging the validity of Executive’s waiver of federal age discrimination claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

5. The release in paragraph 3 of this Agreement includes a waiver of claims against the Released Parties under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”). Therefore, pursuant to the requirements of the ADEA and the OWBPA, Executive specifically acknowledges the following:

(a) that Executive is and has been advised to consult with an attorney of Executive’s choosing concerning the legal significance of this Agreement;

(b) that this Agreement is written in a manner Executive understands;

(c) that the consideration set forth in paragraph 1 of the Agreement is adequate and sufficient for Executive to enter into this Agreement and consists of benefits to which the Company contends Executive is not otherwise entitled;

(d) that Executive has been afforded twenty-one (21) days to consider this Agreement before signing it (although Executive may sign it at any time prior to those 21 days) and that any changes to this Agreement subsequently agreed upon by the parties, whether material or immaterial, do not restart this period for consideration; and

(e) that Executive has been advised that during the seven (7) day period after Executive signs the Agreement, Executive may revoke his acceptance of this Agreement by delivering written notice to Cynthia Raposo, VP, Legal, and that this Agreement shall not become effective or enforceable until after the revocation period has expired.

6. Neither the Company nor Executive admit any wrongdoing of any kind, and both agree that neither they nor anyone acting on their behalf will disclose this Agreement, or its terms and conditions, except that the parties may make disclosures required by legal process and may disclose this Agreement to their attorneys, accountants and/or financial advisors as necessary to prepare tax returns or other filings required by law.

7. Executive represents that Executive has not filed, and to the maximum extent permitted by law and except as provided in paragraph 4, agrees that Executive will not file, any charge, complaint, lawsuit or claim (collectively, “Claim”) with any administrative agency, federal, state or local court (collectively, “Agency”) related in any way to Executive’s relationship with the Company, either as an employee or through his prior consulting relationship, or the separation of Executive’s employment with the Company. Executive further agrees that he will not accept, and will not be entitled to retain, any judgment, award, settlement or other payment or other relief resulting from, or related to, any Claim filed with any Agency related in any way to Executive’s relationship with the Company, including the termination of Executive’s employment with the Company.

8. The prevailing party in any action seeking to enforce this Agreement (except for a lawsuit covered by paragraph 4 of this Agreement), will have all its costs and attorneys’ fees paid by the party found to have breached. Executive and the Company hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

9. Executive acknowledges and agrees that: (a) Executive has read this Agreement in its entirety; (b) Executive is competent to understand, and does understand, the content and effect of this Agreement; (c) by entering into this Agreement, Executive is releasing forever the Released Parties from any claim or liability (including claims for attorney’s fees and costs) arising from Executive’s relationship with the Company; (d) Executive is entering into this Agreement of Executive’s own free will in exchange for the good consideration herein; and (e) neither the Company nor the Released Parties have made any representations to Executive concerning the terms or effect of this Agreement, other than those contained in the Agreement.

10. This Agreement constitutes the entire Agreement between the parties, and is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may be amended only by a written agreement signed by the Company and Executive.

11. If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be interpreted, enforced and governed by the laws of the State of Maryland.

Dated:
Mark Dowley
Executive

Dated:
Cynthia Raposo
VP, Legal
Under Armour, Inc.

Attachment B

MARKETING SERVICES CONSULTING AGREEMENT

THIS MARKETING SERVICES CONSULTING AGREEMENT (the “Agreement”) between Tecumseh Capital, LLC, located at 6 Cliffdale Road, Greenwich, Connecticut, (hereinafter “Consultant”), Mark Dowley (“Dowley”), and Under Armour, Inc., a Maryland corporation located at 1020 Hull Street, Baltimore, MD 21230 (“Under Armour”) is entered into effective as of May 1, 2011 and shall set forth the agreement of the parties to the following in connection with the Under Armour brand:

1.	ENGAGEMENT: Under Armour hereby engages Consultant for the marketing services as more specifically set forth in Paragraph 3 below.

2.	TERM: The term of this Agreement shall commence as of May 1, 2011, and continue in full force and effect from that date until December 31, 2011 (the “Term”).

3.	SCOPE OF SERVICES: Consultant shall provide the marketing services included in the Scope of Work set forth in Exhibit A hereto (“Scope of Work”). All services provided by Consultant shall be of high professional standards and all deliverables shall be subject to review and reasonable approval of Under Armour.

4.	COMPENSATION: In consideration of the marketing services to be rendered by Consultant as set forth herein, Under Armour shall pay Consultant a monthly fee of Sixty-Two Thousand Five Hundred Dollars ($62,500) for the Term payable no later than the fifteenth day of the applicable monthly period. Any amounts due under this Agreement not timely made shall accrue interest at the rate of 1.5% per month or fraction thereof.

5.	EXPENSES: In addition to the Consultant compensation, Under Armour shall pay Consultant the following:

A.	Out of Pocket Expenses. All reasonable and necessary travel expenses incurred for Under Armour’s account that have been preapproved by Under Armour in writing in connection with Consultant’s rendition of services and performance of duties hereunder, including, but not limited to travel and lodging and business meals. As to such expenses, Consultant will be paid within 10 days of submission to Under Armour of proper receipts for such expenses. Any other expenses incurred by Consultant at Under Armour’s special request require Under Armour’s prior written approval.

B.	Product Placement/Integration. Under Armour shall, at its option and its own expense, provide Consultant, Consultant clientele, prospective and confirmed UA strategic content creator partners with a reasonable amount of product to establish relationships that will lead to opportunities for product placement and brand integration.

6.	USE OF INTELLECTUAL PROPERTY: Under Armour shall give Consultant the right to use Under Armour intellectual property in the performance of the services addressed in this Agreement. However, any such use of the Under Armour intellectual property, other than proper use of the Under Armour logo and name, shall be subject to the prior written approval of Under Armour.

7.	NONCOMPETE: Consultant and Dowley hereby each covenants and agrees that at no time during the Term of this Agreement, without the prior written consent of Under Armour, whether voluntary or involuntary, shall the Consultant or Dowley:

(a) directly or indirectly work for or engage in any capacity in any activities or provide strategic advice to Competitor Businesses. Competitor Businesses shall be defined as any business that competes with Under Armour in the athletic apparel, footwear and/or accessories business (for example, and not by way of limitation, companies such as Reebok, Nike, Adidas or Puma or other athletic brands or athletic retailers);

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(b) act in any way, directly or indirectly, with the purpose or effect of soliciting, diverting or taking away any business, customer, client or any supplier of Under Armour; or

(c) otherwise compete with Under Armour in the sale or licensing, directly or indirectly, as principal, agent or otherwise, of any products competitive with the products, or services competitive with the services, developed or marketed by Under Armour in the area of athletic apparel, footwear and/or accessories.

Consultant and Dowley each acknowledges and agrees that the restrictions imposed by this Section 7 are fair and reasonably required for the protection of Under Armour. Consultant and Dowley each acknowledges that Consultant and Dowley will provide unique services to Under Armour and that this covenant has unique, substantial, and immeasurable value to Under Armour. In the event that the provisions of this Section 7 should ever be deemed to exceed the limitations permitted by applicable laws, Consultant, Dowley and Under Armour agree that such provisions shall be reformed to the maximum limitations permitted by the applicable laws. Consultant and Dowley each further acknowledges that the decision whether to consent to release Consultant and/or Dowley from the provisions of this Section 7 is within the sole discretion of Under Armour. Consultant and Dowley each acknowledges and agrees that in the event of a violation or threatened violation of any provision of this Section 7, Under Armour will sustain irreparable harm and will have the full right to seek injunctive relief, in addition to any other legal remedies available, without the requirement of posting bond.

8.	ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the duties of Consultant hereunder shall only be assignable or delegable by Consultant to an enterprise that retains the ability to provide all services through Dowley.

9.	PUBLICITY APPROVALS; CONFIDENTIALITY: No party shall make any public statements about the terms and conditions of this Agreement, which shall be treated as Confidential Information (as defined below), or the relationship between the parties, without the prior written consent of the other parties. Any such statements must be coordinated with the in-house publicity staff of the other party. Each party (the “Receiving Party”) shall receive, have access to, create, and learn of documents, records, and information of a confidential and proprietary nature to the other party, and its customers, subsidiaries, and affiliated companies including, but not limited to material non-public information, trade secrets, customer lists, marketing and promotional plans, formulas, policies and procedures (the “Confidential Information”), all of which would not be available to the parties except for the relationship created by this Agreement. The parties acknowledge that the Confidential Information is not generally known to the trade, is of a confidential nature, is an asset of and to the party who discloses such information (the “Disclosing Party”), and to preserve the Disclosing Party’s goodwill must be kept strictly confidential and used only in the performance of this Agreement. The Receiving Party shall keep the Confidential Information and any related data under this Agreement confidential. Confidential Information shall not include information which (a) has become publicly known to the Receiving Party independent and without breach of this Agreement or any other confidentiality obligation; (b) has been given to the Receiving Party by a third party with a legal right to so disclose; (c) was known to the Receiving Party at the time of disclosure as evidenced by its written records; or (d) was independently developed by Receiving Party without reference to or use of the Confidential Information. Upon termination of this Agreement for any reason, each party shall either return or destroy, at the Disclosing Party’s option and cost, all Confidential Information received during the Term of this Agreement.

10.	REPRESENTATIONS AND WARRANTIES: Each of Under Armour, Consultant and Dowley hereto warrants and represents that it is authorized to enter into this Agreement and that it has no contract or other commitment which would prevent it from entering into this Agreement. Under Armour further warrants and represents that any information provided to Consultant in furtherance of Consultant’s services hereunder shall be accurate and shall not infringe upon any confidentiality or non-disclosure agreement or any other right of any person, firm or corporation. Consultant further warrants and represents that the Work Product (as defined below) shall be accurate and shall not infringe upon any confidentiality or non-disclosure agreement or any other right of any person, firm, or corporation.

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11.	INTELLECTUAL PROPERTY: Consultant acknowledges and agrees that Under Armour owns all right, title, and interest in and to all work product (including deliverables) created by Consultant under this Agreement or incorporating the Confidential Information of Under Armour (the “Work Product”). Consultant hereby assigns and conveys to Under Armour the entire right, title, and interest in and to such Work Product including Work Product created by Consultant prior to the date of execution of this Agreement. Consultant shall cooperate with Under Armour and execute documents of assignment and any other documents, and take other necessary actions as reasonably directed by Under Armour to effect the foregoing. Notwithstanding the foregoing, if the Work Product includes any preexisting intellectual property owned by Consultant and identified as such to Under Armour, Consultant shall retain ownership of such Consultant intellectual property; however, Consultant grants Under Armour a royalty-free, non-exclusive, worldwide license to use such Consultant intellectual property solely to the extent necessary to exploit the Work Product.

12.	RELATIONSHIPS OF THE PARTIES: The parties to this Agreement are independent contractors and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. Neither Under Armour nor Consultant, nor any person or entity employed by either Under Armour or Consultant are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party.

13.	COMPLIANCE WITH LAWS: This Agreement shall be subject to and governed by the laws of the State of Maryland.

14.	TERMINATION AND REMEDIES: (a) Consultant may terminate this Agreement upon a material breach of any term or condition of this Agreement by Under Armour and a failure by Under Armour to timely cure the breach by giving notice as provided herein. In the event of such a breach, Consultant shall provide Under Armour with written notice of the breach specifying in reasonable detail the nature of the breach. If Under Armour does not cure the breach within thirty (30) days after receipt of the written notice, Consultant may immediately terminate this Agreement upon provision of written notice to Under Armour.

(b) In the event Consultant gives notice of termination arising out of non-payment by Under Armour, Under Armour shall pay all unpaid monthly compensation through the termination date within ten (10) days of such termination, and shall continue to pay the monthly compensation amounts on the fifteenth of each month until the end of the Term. If Under Armour disputes whether proper grounds for termination by Consultant exist, it shall nonetheless pay all such compensation and reserve any rights to recover same through legal process. Consultant shall be entitled to expedited injunctive relief if necessary to enforce this provision.

(c) Under Armour may not terminate this Agreement. Under Armour shall provide Consultant with written notice of any asserted breach specifying in reasonable detail the nature of the breach. If Consultant does not cure the breach within thirty (30) days after receipt of the written notice, including by making up any services not performed, Under Armour may immediately suspend payments of the monthly fee until such performance is corrected.

15.	WAIVER: No waiver of any breach or violation of any of the provisions of this Agreement shall constitute or be deemed to constitute a waiver of any other breach or violation of any provisions of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver.

16.	NOTICES: All notices and other communications from either party to the other under this Agreement shall be in writing and shall be deemed received upon (a) actual receipt, including by email, (b) the expiration of the fifth business day after being deposited in the United States’ mails, postage prepaid, or (c) the next business day following deposit with an internationally recognized overnight delivery service (e.g., Federal Express), addressed to the other party at the address set forth below:

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UNDER ARMOUR: Under Armour, Inc. 1020 Hull Street Baltimore, Maryland 21230 Attn: Chief Executive Officer	CONSULTANT AND DOWLEY: Tecumseh Capital, LLC 6 Cliffdale Road Greenwich, CN 06831 Attn: Mark Dowley

with a copy to:
Under Armour, Inc. 1020 Hull Street Baltimore, Maryland 21230 Attn: VP, Legal	with a copy to: Laurence Pulgram Fenwick & West LLP lpulgram@fenwick.com

17. Intentionally left blank

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18.	ENTIRE AGREEMENT: This Agreement and the Agreement and General Release embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No waiver or amendment hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date first set forth above.

UNDER ARMOUR, INC.	CONSULTANT

By:	By:
Name:	Name:
Title:	Title:

MARK DOWLEY

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EXHIBIT A

STATEMENT OF WORK

Consultant’s services hereunder will be provided through Dowley.

Consultant will serve as special advisor to Under Armour’s Chief Executive Officer (CEO) on key brand initiatives including global marketing strategies, plans, vision, talent acquisition and other special projects or initiatives as may be requested by the CEO.

Consultant will report directly to the CEO.

Consultant will commit no less than an average of 5 to 10 hours per week in providing such services.

Consultant will provide a monthly report to the CEO on or before the last day of the month summarizing Consultant’s activities pursuant to this Agreement.

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Attachment C

EMPLOYEE CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (“Agreement”) is entered into this 1st day of February, 2011, by and between Under Armour, Inc. (together with its affiliates, the “Company”) and Mark Dowley (“Employee”).

EXPLANATORY NOTE

The Employee recognizes that his or her employment with the Company will, of necessity, provide Employee with specialized and unique knowledge, which, if misappropriated or used in competition with the Company, would likely cause substantial loss and harm to the Company. The Employee further acknowledges that employment with the Company is based on the Employee’s agreement to abide by the covenants contained herein.

NOW THEREFORE, in consideration of Employee’s employment with the Company and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. Confidentiality. Employee acknowledges Employee’s fiduciary duty and duty of loyalty to the Company. Further, Employee acknowledges that the Company, in reliance on this Agreement, will provide Employee access to trade secrets, customers, proprietary data and other confidential information. Employee agrees to retain said information as confidential and not to use said information for the Employee’s personal benefit or to disclose same to any third party, except when required to do so to properly perform duties to the Company. Further, as a condition of employment, during the time Employee is employed by the Company and continuing after any termination of the Employee’s employment with the Company, Employee agrees to protect and hold in a fiduciary capacity for the benefit of the Company all Confidential Information, as defined below, unless the Employee is required to disclose Confidential Information pursuant to the terms of a valid and effective order issued by a court of competent jurisdiction or a governmental authority. The Employee shall use Confidential Information solely for the purpose of carrying out those duties assigned Employee as an employee of the Company and not for any other purpose. The disclosure of Confidential Information to the Employee shall not be construed as granting to the Employee any license under any copyright, trade secret, or any right of ownership or right to use the Confidential Information whatsoever. In the event that Employee is compelled, pursuant to a subpoena or order of a court or other body having jurisdiction over such matter, to produce any Confidential Information or other information relevant to the Company, Employee agrees to promptly provide the Company with written notice of such subpoena or order so that the Company may timely move to quash if appropriate.

(a) For the purposes of this Agreement, “Confidential Information” shall mean all information related to the Company’s business that is not generally known to the public. Confidential

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Information shall include, but shall not be limited to: any financial (whether historical, projections or forecasts), pricing, cost, business, planning, operations, services, potential services, products, potential products, technical information, intellectual property, trade secrets and/or know-how, formulas, production, purchasing, marketing, sales, personnel, customer, supplier, or other information of the Company; any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Company; any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; this Agreement and its terms; and any other information, written, oral or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments or prospects, and whether accessed prior to the Employee’s tenure with the Company or to be accessed during Employee’s future employment or association with the Company, which pertains to the Company’s affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information shall not include information which is or becomes publicly available other than as a result of a disclosure by the Employee.

(b) The Employee shall promptly notify the Company if he or she has reason to believe that the unauthorized use, possession, or disclosure of any Confidential Information has occurred or may occur.

(c) All physical items containing Confidential Information, including, but not limited to, the business plan, know-how, collection methods and procedures, advertising techniques, marketing plans and methods, sales techniques, documentation, contracts, reports, letters, notes, any computer media, customer lists and all other information and materials of the Company’s business and operations, shall remain the exclusive and confidential property of the Company and shall be returned, along with any copies or notes that the Employee made thereof or therefrom, to the Company when the Employee ceases employment with the Company. The Employee further agrees to return copies of any Confidential Information contained on Employee’s home computer, portable computer or other similar device. Employee also agrees to allow the Company, upon reasonable notice and for just cause, access to any home computer, portable computer or other similar device maintained by Employee, including but not limited to, for the purpose of determining whether said Confidential Information has been misappropriated. The Employee further agrees to promptly return all other property belonging to the Company upon the termination of Employee’s employment.

2. Ownership of Works for Hire.

(a) The Employee agrees that any inventions, ideas, developments, methods, improvements, discoveries, innovations, software, works of authorship and any other intangible property (hereinafter collectively referred to as “Intellectual Property”), whether patentable or not, which are developed, partially developed, considered, contemplated or reduced to practice by the Employee or under his or her direction or jointly with others during his or her employment with the Company, whether or not

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during normal working hours or on the premises of the Company, shall be considered “Works for Hire” for the exclusive use and benefit of the Company. The Employee will make full and prompt disclosure to the Company of all such Works for Hire. The Company shall own all rights to any Works for Hire, including all copyrights and the right to market (or not to market) any such property, and the Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his or her right, title and interest in and to all Works for Hire and all related patents, patent applications, copyrights and copyright applications.

(b) The Employee agrees to cooperate fully with the Company, both during and after his or her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Works for Hire. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Works for Hire.

(c) The Employee specifically acknowledges that his or her compensation and benefits constitute full payment for any Works for Hire and waives any claim of right to the Company.

(d) The Company may, at its election and discretion, waive and/or relinquish any of its rights of ownership and royalties with respect to any Works for Hire, by agreeing to do so in a written instrument executed by the Company.

3. Injunctive Relief. Employee acknowledges and agrees that in the event of a violation or threatened violation of any provision of this Agreement, the Company will sustain irreparable harm and will have the full right to seek injunctive relief, in addition to any other legal remedies available, without the requirement of posting bond.

4. Survivability. This Agreement shall remain binding in the event of the termination, for any reason, of employment with the Company.

5. Governing Law. The formation, construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Maryland.

6. Severable Provisions. The provisions of this Agreement are severable, and if any court determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, any invalidity or unenforceability shall affect only that provision, and shall not make any other provision of this Agreement invalid or unenforceable; and this Agreement shall be narrowed by the court to the extent required to be valid and enforceable.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified except in a written

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document signed by each of the parties hereto. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

UNDER ARMOUR, INC.

By: /s/ John P. Stanton
Name: John P. Stanton
Title: VP, Corporate Governance

WITNESS:	EMPLOYEE

Charles Hall	/s/ Mark Dowley
(signature)

Print Name: Mark Dowley

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